UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2017

MYND ANALYTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

26522 La Alameda

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement with RSJ

On March 20, 2017, MYnd Analytics, Inc. (the "Company") entered into a subscription agreement with RSJ Investments SICAV a.s., a Czech joint stock corporation ("RSJ"), acting on behalf of its sub-fund, the RSJ/Gradus Fund, pursuant to which the Company sold and issued an aggregate of 160,000 shares of its common stock, par value $0.001 per share ("Common Stock"), at a price of $6.25 per share, in a private placement to RSJ, for which the Company received gross cash proceeds of $1,000,000. RSJ is a greater than 10% shareholder of the Company and Michal Votruba, a Director for Life Sciences at the RSJ/Gradus Fund, has served as a member of the Company's Board of Directors since July 30, 2015.

The subscription agreement between the Company and RSJ provided for the grant to RSJ by the Company of a right of first refusal through June 30, 2018, to license or to have distribution rights in Europe with respect to any of the Company’s technology and/or intellectual property. The full text of the subscription agreement between the Company and RSJ is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Private Placement with John Pappajohn

On March 21, 2017, the Company entered into a subscription agreement (the "Subscription Agreement") pursuant to which it sold and issued an aggregate of 40,000 shares of Common Stock, at a price of $6.25 per share, in a private placement to John Pappajohn, for which the Company received gross cash proceeds of $250,000. Mr. Pappajohn is a greater than 10% shareholder of the Company and has served on the Company's Board of Directors since August 26, 2009. Pursuant to the Subscription Agreement, the private placement is not subject to a minimum or maximum amount, and the Company cannot provide any assurances that it will receive any additional amount of proceeds in the private placement.

A form of the Subscription Agreement is attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 22, 2016 and is incorporated by reference into this Item 1.01.

Exemption from Registration Claimed

The transactions described above under this Item 1.01 were made pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D thereunder, as the shares of Common Stock were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement. The shares of Common Stock have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 5.08	Shareholder Director Nominations.

2017 Annual Meeting of Stockholders

On March 22, 2017, the Board of Directors of the Company determined that the Company's 2017 Annual Meeting of Stockholders (the "Annual Meeting") will be held on June 5, 2017.

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Stockholder Proposals and Director Nominations

Because the Annual Meeting will be held more than 30 days from the anniversary date of the Company's last annual meeting of stockholders, the deadlines for stockholder proposals and director nominations for consideration at the Annual Meeting set forth in the Company's definitive proxy statement filed with the SEC on October 6, 2016 no longer apply. If a stockholder of the Company intends to nominate a person for election to the Board of Directors of the Company or to propose other business for consideration at the Annual Meeting, including any proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for submitting the notice of such nomination or stockholder proposal, including any notice on Schedule 14N, is the close of business on April 13, 2017. Any notice should be delivered to 26522 La Alameda, Mission Viejo, CA 92691, Attention: Corporate Secretary. Any stockholder proposal or director nomination received after April 13, 2017 will be considered untimely and will not be included in the Company's proxy materials for the Annual Meeting nor will it be considered at the Annual Meeting. Any stockholder proposal or director nomination must also comply with the requirements of Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the Company's By-Laws, as applicable.

Item 8.01.	Other Events.

On March 21, 2017, the Company issued a press release announcing the private placement with RSJ described in Item 1.01 above. The press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Subscription Agreement, dated March 20, 2017, between the Company and RSJ.
99.1	Press release titled, "MYnd Analytics Announces a Strategic One Million Dollar Equity Investment" issued by the Company on March 21, 2017.

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SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Paul Buck
March 24, 2017		Paul Buck Chief Financial Officer

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